Exhibit 4.5

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED HEREIN) TO UBS AG OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND ONLY WITH THE PRIOR WRITTEN CONSENT OF UBS AG.

AUCTION RATE SECURITIES RIGHTS CERTIFICATE

UBS AG

Series C-1

               Auction Rate Securities Rights

THIS CERTIFIES THAT                                            is the owner of                      Auction Rate Securities Rights, Series C-1, or such greater or lesser number as is indicated on Schedule I hereto.

THE AUCTION RATE SECURITIES RIGHTS REPRESENTED BY THIS CERTIFICATE ARE BEING ISSUED PURSUANT TO THE PROSPECTUS, DATED OCTOBER 7, 2008 (THE “PROSPECTUS”), OF UBS AG RELATING TO THE SERIES OF AUCTION RATE SECURITIES RIGHTS IDENTIFIED ABOVE AND INCLUDED AS PART OF THE REGISTRATION STATEMENT ON FORM F-3 OF UBS AG FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 2008. THE PROSPECTUS CONTAINS A DESCRIPTION OF THE SETTLEMENT PURSUANT TO WHICH THIS CERTIFICATE IS BEING ISSUED. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN ARE USED AS DEFINED IN THE PROSPECTUS.

Each ARS Right represented by this Certificate entitles the beneficial owner thereof to sell to UBS AG, at any time from June 30, 2010 to July 2, 2012, one share of ARS that is auction preferred stock that is eligible pursuant to the terms of the Settlement (“Eligible ARS”) for a price equal to the liquidation preference of each such Eligible ARS plus accrued but unpaid dividends, if any.  As consideration for the issuance of the ARS Rights, each beneficial owner of an ARS Right has granted to UBS AG the discretion to purchase from such beneficial owner, at any time from the business day following the date on which each such beneficial owner opts into the Settlement to July 2, 2012, any or all of the Eligible ARS to which such beneficial owner’s ARS Rights relate for a price equal to the liquidation preference of each such Eligible ARS plus accrued but unpaid dividends, if any.

This Certificate is registered in the name of [UBS Securities LLC] [UBS Financial Services Inc.] (the “Depositary”) on behalf of the beneficial owners of the ARS Rights represented hereby.  Ownership of beneficial interests in the ARS Rights represented by this Certificate will be effected only through records maintained at the Depositary.  This Certificate will not be exchangeable for definitive ARS Rights registered in the name of a beneficial owner of ARS Rights unless the Depositary is unwilling or unable to continue to so act and a successor is not appointed by UBS AG within 90 days or UBS AG elects to issue definitive ARS Rights.  Definitive ARS Rights of this series will be issued in denominations of 1,000 ARS Rights and integral multiples thereof.  If definitive ARS Rights are issued, UBS AG will maintain in the Borough of Manhattan, New York City, one or more offices or agencies where definitive ARS Rights may be presented for performance and where replacement certificates representing ARS Rights may be obtained for definitive ARS Rights that have been lost or mutilated.  Beneficial owners of ARS Rights will not be charged a fee for any exchange of such definitive ARS Rights; provided, however, that UBS AG may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The ARS Rights represented by this Certificate are contractual obligations of UBS AG and are senior in right of payment to the ordinary shares, par value CHF0.10 per share, of UBS AG.

This Certificate may be transferred in whole and not in part and only with the prior written consent of UBS AG.  The ARS Rights represented by this Certificate may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the beneficial owner thereof.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles thereof relating to conflicts of law except Section 5-1401 of the New York General Obligations Law).

IN WITNESS WHEREOF, UBS AG has caused this Certificate to be executed by its duly authorized officers this          day of               , 2008.

UBS AG

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

SCHEDULE OF INCREASES OR DECREASES

The initial number of ARS Rights, Series C-1 represented by this Certificate is                      rights.  The following increases or decreases in the number of ARS Rights represented by this Certificate have been made:

Date of Increase or Decrease	Amount of Decrease in Number of ARS Rights	Amount of Increase in Number of ARS Rights	Number of ARS Rights Following Such Increase or Decrease	Signature of Authorized Officer